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                                                                      EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements; File No. 33-7615, No. 33-12510, No. 33-19290, No. 33-31456, No. 33-32969, No. 33-33350, No. 33-39331, No. 33-47308, No.
33-47305, No. 33-50256, No. 33-50254, No. 33-50258, No. 33-55492, No. 33-57516,
No. 33-53205, No. 33-53475, No. 33-54991 and No. 33-58029.


                                                             Arthur Andersen LLP

Philadelphia, PA
March 15, 1995